Exhibit 10.2

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED PROMISSORY NOTE

This Amendment No. 1, dated February 28, 2019 (this “Amendment”), to that certain Amended and Restated Promissory Note, dated April 19, 2016 (the “Amended Note” and, as amended by this Amendment, the “Note”), is entered into by and between Dalea Partners, LP, an Oklahoma limited partnership (“Maker”), and TransAtlantic Petroleum Ltd., an exempted company incorporated with limited liability under the laws of Bermuda (“TAT”).

WHEREAS, on February 28, 2019, Production Solutions International Petrol Arama Hizmetleri Anomin Sirketi (“PSI”) and TransAtlantic Exploration Mediterranean International Pty Ltd, a subsidiary of TAT (“TEMI”) entered into that certain Amendment No. 1 to the Master Services Agreement (the “MSA Amendment”), pursuant to which PSI and TEMI have agreed to extend the primary term of that certain Master Services Agreement, dated March 3, 2016, by and between PSI and TEMI (the “PSI MSA”) to February 26, 2021, with automatic successive renewal terms of one (1) year each, unless terminated by PSI or TEMI by written notice at least sixty (60) days prior to the end of the primary term or any successive renewal term;

WHEREAS, N. Malone Mitchell 3rd (the “Guarantor”) has guaranteed the performance by Maker of its obligations under the Amended Note by means of a Guaranty, dated June 13, 2012, executed by Guarantor for the benefit of TAT, and reaffirmed by Guarantor in the Reaffirmation of Guaranty, dated April 19, 2016 (as reaffirmed and as may be reaffirmed in the future, the “Guaranty”), and the Guaranty has been reaffirmed so that Guarantor has guaranteed the performance by Maker of its obligations under the Note;

WHEREAS, Maker has agreed to prepay one million dollars ($1,000,000) towards the principal and accrued interest on the Note contemporaneously with the execution of this Amendment;

NOW, THERFORE, in consideration for the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Maker and TAT, intending to be legally bound, do hereby agree as follows:

1.	Capitalized terms used in this Amendment that are not defined herein have the meanings assigned to such terms in the Amended Note.

2.

Effective upon the prepayment by Maker of one million dollars ($1,000,000) towards the principal and accrued interest on the Note, subsection (a) of the term “Maturity Date” in the Amended Note shall be deleted in its entirety and replaced with following: “February 26, 2021”.

3.	All references in the Amended Note to the “Amended Note” shall mean the Note.

4.	Except as expressly modified or amended by this Amendment, all of the terms and conditions of the Amended Note remain in full force and effect.

5.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

6.	This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.

This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

DALEA PARTNERS, LP

By:	Dalea Management, LLC
Its:	General Partner

By:	/s/ N. Malone Mitchell 3rd
Name:	N. Malone Mitchell 3rd
Title:	Manager

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Tabitha T. Bailey
Name:	Tabitha T. Bailey
Title:	Vice President, General Counsel, & Corporate Secretary

REAFFIRMATION OF GUARANTY

The undersigned is the guarantor (the “Guarantor”) under that certain Guaranty dated June 13, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”), in favor of TAT, pursuant to which Guarantor guaranteed all obligations, amounts, and liabilities that Maker is obligated to perform or pay to TAT pursuant to the terms of the Note (as such obligations, amounts and liabilities are amended by the terms of this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Guaranteed Obligations”).

Guarantor hereby acknowledges that his consent is not required in connection with this Amendment and agrees that the Guaranty remains in full force and effect and that the Note and the terms and conditions of that certain Pledge Agreement, dated as of April 19, 2016 (the “Pledge Agreement”), between TAT, as secured party, and Maker, as pledgor, do not impair, limit, abrogate or reduce in any manner or to any extent the Guaranteed Obligations. Guarantor remains fully liable under and pursuant to the Guaranty to the fullest extent as if the Pledge Agreement were in place and the terms and provisions of the Note had been incorporated into the Note when originally executed. Guarantor acknowledges that the Guaranteed Obligations are not impaired, limited, abrogated or reduced by (i) any taking, exchange, release, or non-perfection of any collateral, or any taking, release, amendment, or waiver of, or consent to departure from, any guaranty, for all or any of the Guaranteed Obligations or (ii) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations (unless such application satisfies the Guaranteed Obligations in full), or any manner of sale or other disposition of any collateral or any other assets of the Maker for all or any of the Guaranteed Obligations.

Guarantor agrees that the Guaranty may not be amended, restated, or released (other than as set forth in the terms thereof) without the prior approval of a majority of those directors of TAT who are not also officers or employees of TAT.

GUARANTOR:

/s/ N. Malone Mitchell 3rd

N. Malone Mitchell 3rd